EXHIBIT 23.4


                           CONSENT OF VALUATION EXPERT
                           ---------------------------


         We hereby consent to the inclusion of the discussion of our reports dated June 28, 2000 and November 15, 2000 (the "Reports"), in the Registration Statement of SVI Holdings, Inc. (the "Registrant") on Form S-3, and to the incorporation by reference in such Registration Statement of the discussion concerning the Reports contained in the Form 10-K of the Registrant for the fiscal year ended March 31, 2000, the Form 10-Q of the Registrant for the quarter ended June 30, 2000 and the Form 10-Q of the Registrant for the quarter ended September 30, 2000, and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.



/s/ Todd G. Poling
-------------------------------------
Todd G. Poling
Managing Principal
Business Valuation Services
San Diego, California
January 17, 2001